Exhibit 99.1

ContraVir Pharmaceuticals Initiated Dosing of Renally-Impaired Patients

in First U.S. Trial with TXL™

EDISON, N.J., October 19, 2017 - ContraVir Pharmaceuticals, Inc. (NASDAQ: CTRV), a biopharmaceutical company focused on the development and commercialization of targeted antiviral therapies, announced today it has dosed its first patient in the IND opening, Phase 1 study of tenofovir exalidex (TXL™) in renally-impaired patients.

The study to be conducted in the U.S. will assess the safety and pharmacokinetics (PK) of TXL™ in patients with renal impairment, a condition that affects many patients with advanced HBV infection.

“This is an important milestone for the company as we continue the execution of our strategy to expand the overall safety and efficacy profile of TXL™,” said James Sapirstein, Chief Executive Officer at ContraVir. “Specifically, this study will help further advise us as to the safe dosing of patients with renal comorbidities, an important group within the large numbers of patients suffering from chronic hepatitis B infection.”

About ContraVir Pharmaceuticals

ContraVir is a biopharmaceutical company focused on the development and commercialization of targeted antiviral therapies with a specific focus on developing a potentially curative therapy for hepatitis B virus (HBV). The Company is developing two novel anti-HBV compounds with complementary mechanisms of action. TXL™ currently in Phase 2a, is designed to deliver high intrahepatic concentrations of TFV, while minimizing off-target effects caused by high levels of circulating TFV. CRV431, the other anti-HBV compound, is a next-generation cyclophilin inhibitor with a unique structure that increases its potency and selective index against HBV. ContraVir is also developing Valnivudine™, an orally available nucleoside analogue prodrug; Valnivudine™ is currently in Phase 3 for the treatment of herpes zoster. In addition to direct antiviral activity, Phase 2 data suggest that Valnivudine™ has the potential to reduce the incidence of debilitating shingles-associated pain known as post-herpetic neuralgia (PHN). For more information visit www.contravir.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on ContraVir’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties with respect to lengthy and expensive clinical trials, that results of earlier studies and trials may not be predictive of future trial results; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any drug candidates under development, there are significant risks in the development, regulatory approval, and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful, or that any product will receive regulatory approval for any indication or prove to be commercially successful. ContraVir does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in ContraVir’s Form 10-K for the year ended June 30, 2017 and other periodic reports filed with the Securities and Exchange Commission.

For further information, please contact:

Sharen Pyatetskaya
Director of Investor Relations
sp@contravir.com; (732) 902-4028